EXHIBIT 4.12

FIRST AMENDMENT TO

AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”) to the Amended and Restated Loan Agreement, made as of March 1, 2007 (the “2007 Loan Agreement”), by and among Guided Therapeutics, Inc. (f/k/a SpectRx, Inc.), a Delaware corporation (the “Company”), and the various holders of the Company’s 13% Senior Secured Convertible Notes issued pursuant thereto (collectively, the “2007 Notes”), is made as of the effective date set forth in Section 3 below.

RECITALS:

A.           Capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have their respective meanings set forth in the 2007 Loan Agreement.

B.           Pursuant to the 2007 Loan Agreement, Noteholders have the right at any time to convert their respective Convertible Notes into shares of Common Stock at the then-effective Conversion Price (currently $0.65) and, under certain circumstances set forth therein, all of the Convertible Notes will automatically convert into shares of Common Stock at the then-effective Conversion Price.

C.           The Company and the Noteholders desire to provide that the Convertible Notes will also automatically convert into shares of Common Stock at the then-effective Conversion Price at such time as all of the outstanding shares of the Series A Preferred Stock are converted or reclassified into shares of Common Stock, or warrants therefor, or a combination of both.

D.           In order to induce the Noteholders to consent to this Amendment, the Company has agreed to modify the terms of the Warrants, and to further amend the 2007 Loan Agreement to provide the Noteholders with continued participation rights following conversion of all of the Convertible Notes into shares of Common Stock under the circumstances described in the immediately preceding paragraph C., all on the terms set forth in this Amendment.

NOW, THEREFORE, upon satisfaction of the condition precedent to the effectiveness of this Amendment set forth in Section 3 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1.  AMENDMENTS.

(a)           Section 2.3 (Conversion of Convertible Notes) of the Agreement is hereby amended by adding a new Section 2.3(d) thereto, which new Section 2.3(d) shall read as follows:

“(d)           At such time as all of the outstanding shares of Series A Preferred Stock are converted or reclassified into shares of Common Stock, or warrants to purchase shares of Common Stock, or a combination of both, then the outstanding principal amount of, and the accrued and unpaid interest on, each Convertible Note will, without further action of the Company, the Noteholders or any other party, automatically convert into that number of shares of Common Stock (rounded up to the nearest whole share of Common Stock) as equals the amount being so converted divided by the then-effective Conversion Price.  For the avoidance of doubt, following conversion of the Convertible Notes pursuant to this Section 2.3(d), the sole rights of the Noteholders pursuant to this Agreement shall be solely as set forth in the last two sentences of Section 2.4 (Warrants) and in Exhibit D.”

(b)           Section 2.4 (Warrants) of the Agreement is hereby amended to add the following two sentences at the end of such Section:

“Notwithstanding the foregoing, if all of the then-outstanding Convertible Notes are converted into shares of Common Stock pursuant to Section 2.3(d), then the exercise price for a share of Common Stock issuable upon exercise of each Warrant shall be $0.65 per share (subject to adjustment as provided in Section 2 of the Warrants) and the Warrants will be exercisable through March 1, 2013, at which time they will expire.  Upon the written request of any Warrant holder and surrender of such holder’s outstanding Warrant, the Company shall promptly issue a new Warrant to such holder reflecting the change in exercise price and term provided for in the preceding sentence.”

(c)           Section 5.6 (Participation Rights) of the Agreement is hereby amended to add the following sentence at the end thereof, and the Agreement is hereby further amended to add Exhibit D, referenced in such new sentence, in the form attached to this Amendment:

“If all of the outstanding Convertible Notes are converted into shares of Common Stock pursuant to Section 2.3(d), then, following such conversion, the Noteholders shall have the participation rights described in Exhibit D.

SECTION 2.  WAIVER AND RELEASE.

In accordance with Section 11.4 of the 2007 Loan Agreement, by execution of this Amendment, the Agent and the Majority Noteholders, on behalf of the Noteholders, hereby:

(a)           fully and irrevocably release and forever discharge the Company, GT and Sterling, and their respective present and former officers, directors, employees, shareholders, agents, consultants and advisors, from any and all claims, complaints, demands, actions, charges, allegations, causes of action, suits, liabilities, obligations, promises, contracts, agreements, damages, losses, expenses and costs (including, without limitation, court costs and attorneys’ fees), of whatever nature and kind, know and unknown, in any such case, arising out of or in connection with any sale of securities by, or loan obtained by, any of the Company, GT or Sterling, or other debt or equity financing completed by any of the Company, GT or Sterling, in any such case, subsequent to March 1, 2007; and

(b)           acknowledge that the parties intend that this Section 2 establish a general and unconditional release to include, to the maximum extent permitted by law, a release of unknown claims, and that the Agent and the Majority Noteholders, on behalf of the Noteholders, hereby knowingly, voluntarily, intentionally and expressly waive any and all rights and benefits conferred under any and all laws, statutes, rules, doctrines or judicial decisions of any jurisdiction that purport to limit the scope of a general release.

(c)           Notwithstanding the foregoing, to the extent that any Noteholder was a lender to, or purchaser of securities from, any of the Company, GT or Sterling in any debt or equity financing completed subsequent to March 1, 2007, nothing in this Section 2 is intended to constitute a waiver of the rights of such Noteholder to enforce the terms of such loan made, or securities purchased, in such subsequent financing in accordance with their respective terms.

SECTION 3.  CONDITION TO EFFECTIVENESS OF FIRST AMENDMENT.

In accordance with Section 11.4 of the 2007 Loan Agreement, this Amendment will become effective when counterpart signature pages to this Amendment have been duly executed by the Company, the Agent and Noteholders constituting the Majority Noteholders.

SECTION 4.  MISCELLANEOUS.

(a)           The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

(b)           This Amendment shall be governed in all respects by the internal laws of the State of Georgia without reference to the principles of conflict of laws under Georgia law.

(c)           This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

[Signatures appear on following pages.]

[Signatures to First Amendment to Amended and Restated Loan Agreement]

GUIDED THERAPEUTICS, INC.

By: /s/ Mark L. Faupel

Printed Name: Mark Faupel

Title: Chief Executive Officer

AGENT

By: /s/ Richard Blumberg
Richard Blumberg

ACCEPTED AND AGREED TO:

Noteholders:

21st Century Digital Industries Fund, LP

By:        /s/  Richard Stewart
Printed Name:     Richard Stewart
Title:  Managing Partner
Date:  10-20-2009

By:       /s/  Andrew Lenza
Printed Name:  Andrew Lenza
Date:  11-3-2009

By:      /s/ Brian Smouha
Printed Name:  Brian Smouha
Date:  12-28-2009

Hart Management

By:     /s/  Ronald W. Hart
Printed Name:  Ronald W. Hart
Title:  General Manager
Date:  10-12-2009

Kuekenhof Equity Fund, LP

By:     /s/ Michael C. James
Printed Name:  Michael C. James
Title:  General Partner
Date:  10-8-2009

By:      /s/ Lavorsia D. Jordan
Printed Name:  Lavorsia D. Jordan
Date:  10-13-2009

By:      /s/ Alan Hoberman
Printed Name:  Alan Hoberman
Date:  11-2-2009

Nangarhil LLC

By:      /s/ Paul Hilf
Printed Name:  Paul Hilf
Title:  Authorized Representative
Date:  11-3-2009

By:      /s/ Walter J. Weadock
Printed Name:  Walter J. Weadock
Date:  10-15-2009

By:      /s/ W. B. Combs
Printed Name:  William Bryce Combs
Date:  10-26-2009

By:      /w/ Bob Bowie
Printed Name:  Bob Bowie
Date:  10-8-2009

By:      /s/ John Edwin Imhoff
Printed Name:  John E. Imhoff
Date:  10-8-2009

By:     /s/ R. Fowler
Printed Name:  Richard Fowler
Date:  10-9-2009

By:      /s/ Saul Schwartzman
Printed Name:  Saul Schwartzman
Date:  10-27-2009

By:      /s/ Susan M.Imhoff
Printed Name:  Susan M. Imhoff
Date:  10-24-2009

By:      /s/ Barbara Jo Bristol
Printed Name:  Barbara Jo Bristol
Date:  10-31-09

By:      /s/ Benny H. Screws
Printed Name:  Benny H. Screws
Date:  10-13-2009

By:      /s/ Carol Brubaker
Printed Name:  Carol Brubaker
Date:  10-21-2009

By:      /s/ Dolores Maloof
Printed Name:  Dolores Maloof
Date:  10-9-09

By:      /s/ George Goll
Printed Name:  George Goll
Date:  10-20-2009

By:      /s/ Gregory S. Petrie
Printed Name:  Gregory S. Petrie
Date:  10-14-2009

Guided Medical Solutions, LLC

By:      /s/ George Donegan
Printed Name:  George Donegan
Title:  Chief Executive Officer
Date:  10-9-2009

International Developers Group #1, LLC

By:      /s/ Paul D’Agnese
Printed Name:  Paul D’Agnese
Title:  Managing Member
Date:  10-11-2009

By:      /s/ James H. Webster
Printed Name:  James H. Webster
Date:  10-14-2009

By:      /s/ Jerry Fulks
Printed Name:  Jerry S. Fulks
Date:  10-29-2009

By:      /s/ Jill Gentile
Printed Name:  Jill Gentile
Date:  10-18-2009

By:      /s/ J. E. Funderburke
Printed Name:  J. E. Funderburke
Date:  10-7-2009

By:      /s/ L. Peter Reininger
Printed Name:  L. Peter Reininger
Date:  10-8-2009

By:      /s/ Lynne Weksler
Printed Name:  Lynne Weksler
Date:  10-19-2009

By:      /s/ Mark E. Brennan
By:      /s/ Maureen C. Brennan
Printed Name:  Mark E. & Maureen C. Brennan, Jt. Tenants
Date:  10-23-2009

By:      /s/ Michael P. Moore
Printed Name:  Michael Moore
Date:  10-9-2009

By:      /s/ Peter M. Mondalek
Printed Name:  Peter M. Mondalek
Date:  10-20-2009

Ressler & Tesh, PLLC

By:      /s/ Allen Ressler
Printed Name:  Allen Ressler
Title:  Partner
Date:  10-21-2009

By:     /s/ Richard Blumberg
Printed Name:  Richard Blumberg
Date:  10-9-2009

By:      /s/ Robert P. Brubaker
Printed Name:  Robert Brubaker
Date:  10-21-2009

By:      /s/ Ronald W. Allen
Printed Name:  Ronald W. Allen
Date:  10-8-2009

By:      /s/ Sherman C. Wade
Printed Name:  Sherman C. Wade
Date:  10-13-2009

Sternfeld Family Trust

By:     /s/ Daniel Sternfeld
Printed Name:  Daniel Sternfeld
Title:  Trustee
Date:  10-7-2009

TABAS, LLLP

By:      /s/ Albert M. Ashkouti
Printed Name:  Albert M. Ashkouti
Title:  General Partner
Date:  10-13-2009

By:      /s/ William Zachary
Printed Name:  William Zachary
Date 10-8-2009

Exhibit D (Post-Conversion Participation Rights)

(a)           Following conversion of all of the Convertible Notes into shares of Common Stock pursuant to Section 2.3(d), the Noteholders shall have the participation rights set forth in this Exhibit D.

(b)           For purposes of this Exhibit D, the following capitalized terms have the respective meanings set forth below:

“Debt Financing” means a financing of the Company in which debt securities are issued by, or loans are made to, the Company; however, a Debt Financing shall exclude (i) any financing included in the definition of Equity Financing, and (ii) the issuance of securities in connection with a business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or in connection with any other strategic transaction, or any financing or leasing transaction or a consulting relationship.

“Equity Financing” means a financing of the Company in which capital stock, securities convertible or exercisable into the Company’s capital stock, debt convertible into such capital stock, or debt with options or warrants exercisable into such capital stock are offered; however, an Equity Financing shall exclude (i) the grant of options, warrants or other rights to purchase shares of Common Stock issued pursuant to a stock option plan approved by the Company’s Board of Directors and the issuance of Common Stock upon exercise thereof, (ii) the issuance of Common Stock upon the exercise of Warrants, (iii) the issuance of securities in connection with a business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or in connection with any other strategic transaction, or any financing or leasing transaction or a consulting relationship, (iv) securities offered pursuant to any employee benefit plan approved by the Board of Directors, and (v) shares of Common Stock issued upon conversion of the Series A Preferred Stock.

(c)           The Company hereby grants to each Noteholder the right to purchase, on the same terms and conditions as the other investors in the Equity Financing, the percentage of the total securities sold in any Equity Financing that is equal to the percentage of the Company’s fully-diluted Common Stock owned by such Noteholder as a result of conversion of such Noteholder’s Convertible Notes pursuant to Section 2.3(d).  The Company shall provide each Noteholder with not less than ten business days’ advance notice of any Equity Financing, which notice shall include the terms of the Equity Financing in sufficient detail to permit each Noteholder to make an informed investment decision whether or not to participate.  The participation rights provided for in this paragraph (c) will not apply to any Equity Financing reasonably anticipated by the Company to have gross proceeds of less than $100,000.  The participation rights provided for in this paragraph (c) will expire on the earlier to occur of (i) the first anniversary of conversion of the Convertible Notes pursuant to Section 2.3(d) and (ii) consummation by the Company of Equity Financings to which the participation rights provided for in this paragraph (c) apply with aggregate gross proceeds of $10,000,000.

(d)           The Company hereby grants to each Noteholder the right to purchase or loan, on the same terms and conditions as the other investors in the Debt Financing, the percentage of the total debt securities sold, or loans made, in any Debt Financing that is equal to the percentage of the Company’s fully-diluted Common Stock owned by such Noteholder as a result of conversion of such Noteholder’s Convertible Notes pursuant to Section 2.3(d).  The Company shall provide each Noteholder with not less than ten business days’ advance notice of any Debt Financing, which notice shall include the terms of the Debt Financing in sufficient detail to permit each Noteholder to make an informed investment decision whether or not to participate.  The participation rights provided for in this paragraph (d) will not apply to any Debt Financing reasonably anticipated by the Company to have gross proceeds of less than $100,000.  The participation rights provided for in this paragraph (d) will expire on the earlier to occur of (i) the first anniversary of conversion of the Convertible Notes pursuant to Section 2.3(d) and (ii) consummation by the Company of Debt Financings or Equity Financings, or a combination of both, to which the participation rights provided for in paragraph (c) above or this paragraph (d) apply, with aggregate gross proceeds of $10,000,000.

(e)           The Noteholders acknowledge that, in order to comply with the rights of the Noteholders provided for in this Exhibit D, it may be necessary for the Company to communicate material, non-public information regarding the Company to the Noteholders, including, without limitation, information regarding contemplated Debt Financings and Equity Financings, the proposed terms thereof, and other confidential information regarding the Company, its business and operations, in order to provide the Noteholders with sufficient information to decide whether to participate.  Each Noteholder agrees not to disclose to any other Person any non-public information so communicated by the Company to it, and not to sell or purchase securities of the Company (other than from the Company pursuant to exercise of such Noteholder’s rights set forth herein) while in the possession of material, non-public information regarding the Company.  Any Noteholder may, upon written notice to the Company, elect to waive in advance its right to participate in Debt Financings and Equity Financings in accordance with the terms set forth herein, and to waive its right to receive advance notice of any contemplated Debt Financings and Equity Financings and other information and materials in connection therewith.

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